EXECUTION COPY

HORIZON FUNDING Trust 2013-1 Notes

U.S. $90,000,000 OF 3.00% ASSET-BACKED NOTES

NOTE PURCHASE AGREEMENT

June 26, 2013

Guggenheim Securities, LLC,
as Initial Purchaser (the “Initial Purchaser”)
135 East 57th Street
New York, NY 10022, 7th Floor

Ladies and Gentlemen:

Section 1.          Authorization of Notes.

Horizon Technology Finance Corporation (the “Company”), as sole member of Horizon Funding 2013-1 LLC (the “Trust Depositor”), has duly authorized the sale of the 3.00% Asset-Backed Notes (the “Notes”) of Horizon Funding Trust 2013-1, a Delaware statutory trust (the “Trust”). The Notes will be issued by the Trust in an aggregate principal amount of $90,000,000. The Notes will be offered by the Trust pursuant to the Memoranda (as defined below). The Trust was formed pursuant to (i) a Trust Agreement, dated as of June 18, 2013, as amended and restated as of the Closing Date (the “Trust Agreement”) between the Trust Depositor and Wilmington Trust, National Association, as the owner trustee (the “Owner Trustee”) and (ii) a Certificate of Trust filed with the Secretary of State of the State of Delaware on June 18, 2013. In addition to the Notes, the Trust is issuing a Trust Certificate (the “Certificate”). The Certificate will represent a fractional undivided beneficial interest in the Trust. The Certificate will be issued pursuant to the Trust Agreement. The Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (the “Indenture”), between the Trust and U.S. Bank National Association, as the trustee (the “Trustee”). The Notes will be secured by the assets of the Trust. The primary assets of the Trust will be a pool of senior commercial loans made to life sciences companies, technology companies, healthcare companies and cleantech companies and secured by security interests in certain assets of those companies, originated by the Company or one of its affiliates (collectively, the “Loans”). The Trust Depositor will acquire loans from the Company pursuant to a Sale and Contribution Agreement, to be dated as of the Closing Date (the “Sale and Contribution Agreement”) between the Company and the Trust Depositor. Pursuant to a Sale and Servicing Agreement, to be dated as of the Closing Date (the “Sale and Servicing Agreement”), among the Trust, the Company, the Trust Depositor, and the Trustee, the Trust Depositor will sell, transfer and convey to the Trust, without recourse, all of its right, title and interest in the Loans in consideration for the Trust’s payment of portion of the proceeds of the Notes and the issuance of the Certificate to the Trust Depositor. Pursuant to the Indenture, as security for the indebtedness represented by the Notes, the Trust will pledge and grant to the Trustee a security interest in the Loans, and its rights under the Sale and Contribution Agreement and the Sale and Servicing Agreement. This Note Purchase Agreement (the “Agreement”), the Trust Agreement, the Sale and Contribution Agreement, the Sale and Servicing Agreement and the Indenture are referred to collectively herein as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Sale and Servicing Agreement.

The Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“QIBs”), in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”), and to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”) who, in each case, are “qualified purchasers” (“Qualified Purchasers”) for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated June 24, 2013 (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Preliminary Memorandum”), and a final offering memorandum dated on or about June 26, 2013 (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Final Memorandum”, and each of the Preliminary Memorandum and the Final Memorandum, a “Memorandum” or together the “Memoranda”) including a description of the terms of the Notes, the terms of the offering, and the Trust. The Company has also posted information relating to the performance of the Loans, one or more marketing books, and certain additional information and documents concerning the Notes, the Loans and the Company to a password protected Internet site accessible by potential investors (such information the “Additional Offering Materials”). It is understood and agreed that 9:46 am New York time on June 26, 2013 constitutes the time of the contract of sale of the Notes for purposes of Rule 159 under the Securities Act (the “Time of Sale”). It is further understood and agreed that the Preliminary Offering Memorandum and the Additional Offering Materials as of the Time of Sale shall be the entirety of the information conveyed to investors as of the Time of Sale, and that “Time of Sale Information” shall refer exclusively to such information, in either case in such form that has not been superseded by any amendment or supplement thereto.

It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

Each of the Company and the Trust Depositor, as applicable, hereby agrees with you, as the Initial Purchaser, as follows:

2

Section 2.          Purchase and Sale of Notes.

(a)          Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Trust agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to use commercially reasonable efforts to place, the aggregate principal amount of Notes set forth on Schedule I hereto with investors on a private placement basis in accordance with the terms hereof. The Notes will be purchased at a price of 100%. It is understood and agreed that the Initial Purchaser is not acquiring and has no obligation to acquire the Certificate and the Certificate will be acquired by the Trust Depositor on the Closing Date pursuant to the Trust Agreement. It is further understood and agreed that the Initial Purchaser may retain the Notes, purchase the Notes for its own account, or sell the Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture. The Notes sold hereby shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement. The Initial Purchaser shall have the right to reject, in whole or in part, any offer received by it to purchase Notes and any such rejection by the Initial Purchaser shall not be deemed a breach of the agreements contained herein.

(b)          In addition, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay (or cause to be paid by the Trust) certain costs and expenses incidental to the performance by the Company of its obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale, exchange and delivery of the Notes (the “Documents”), including, without duplication, (i) the fees and disbursements of counsel to the Company; (ii) the fees and expenses of any trustees or custodian due to such trustees’ or custodian’s initial expenses incurred in connection with the issuance of the Notes and their or its counsel, as applicable; (iii) the fees and expenses of any bank establishing and maintaining accounts on behalf of the holders of the Notes or in connection with the transactions; (iv) the fees and expenses of the accountants for the Company, including the fees for the “comfort letters” or “agreed-upon procedures letters” required by the Initial Purchaser, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Notes; (v) all expenses incurred in connection with the preparation and distribution of each Memorandum, the Additional Offering Materials and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Notes; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchaser; (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by The Depositary Trust Company (“DTC”) for “book-entry” transfer, (ix) all reasonable fees and disbursements of counsel to the Initial Purchaser; (x) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the fees and disbursements of counsel and, if necessary in the reasonable judgment of the Initial Purchaser, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (xi) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Notes; and (xii) the fees and expenses of any special counsel or other experts required to be retained to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Notes. Notwithstanding the foregoing, none of the Company, the Trust Depositor or the Trust shall be liable to the Initial Purchaser for loss of anticipated profits from the transactions covered by this Agreement.

3

Section 3.          Delivery.

Delivery of the Notes shall be made in the form of one or more global certificates delivered to DTC or its designated agent, except that any Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act, but that is not a QIB (as such terms are defined herein), shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination set forth in the Final Memorandum at the offices of Dechert LLP at 12:00 p.m. New York, New York time, on June 28, 2013 or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Company (the “Closing Date”). Subject to the foregoing, the Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Company and the Trustee. The Certificate shall be delivered to the Trust Depositor on the Closing Date in fully registered, certificated form in the permitted denominations and the required proportions as set forth in the Final Memorandum.

Section 4.          Representations and Warranties of the Company.

Each of the Company, the Trust Depositor and the Trust, with respect to itself, hereby represents and warrants to the Initial Purchaser, as of the date hereof and as of the Closing Date, that:

(i)          The Final Memorandum and any additional information and documents concerning the Notes, including but not limited to the Additional Offering Materials, did not, as of their respective dates or date on which such statements contained therein were made, and the Final Memorandum and the Additional Offering Materials and any amendment or supplement thereto, will not, each as of their respective dates or date on which such statements contained therein were made and as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to the information contained in or omitted from the Final Memorandum or the Additional Offering Materials in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein.

4

(ii)         The Time of Sale Information, as of the Time of Sale, did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein.

(iii)        The Company is a Delaware corporation, duly incorporated and validly existing under the laws of the State of Delaware, has all corporate power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Memorandum and has all licenses necessary (and has not received any notice of proceedings relating to the revocation or modification of any such licenses) to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, the origination and acquisition of Loans and Related Property and performing its obligations hereunder and under the other Transaction Documents) requires such licensing or qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Company.

(iv)        This Agreement has been duly authorized, executed and delivered by the Company, the Trust Depositor and the Trust and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Company, the Trust Depositor and the Trust enforceable against the Company, the Trust Depositor and the Trust in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(v)         On the Closing Date, the Sale and Contribution Agreement, the Sale and Servicing Agreement and the Assignment will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(vi)        On the Closing Date, the Notes will have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, the Notes will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

5

(vii)       Other than as set forth in or contemplated by each Memorandum, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company are the subject of which could reasonably be expected to materially adversely affect the financial position, stockholders’ equity or results of operations of the Company or on the performance by the Company of its obligations hereunder or under the other Transaction Documents; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(viii)      The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by each of the Company, the Trust Depositor and the Trust of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or to which any of its material properties or assets are subject, except for such of the foregoing as to which relevant waivers, consents or amendments have been obtained and are in full force and effect or which would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company or on the performance by the Company of its obligations hereunder or under the other Transaction Documents, nor will any such action result in a violation of the articles of organization or limited liability company agreement of the Company or any Applicable Law.

(ix)         (i) None of the Trust Depositor, the Trust or the pool of Loans is, or after giving effect to the transactions contemplated by the Transaction Documents will be, (a) required to be registered as an “investment company” under the 1940 Act or (b) required to register under the Commodity Exchange Act of 1922, as amended, as a “commodity pool” and (ii) neither the Trust Depositor nor the Trust is “controlled” by an investment company within the meaning of the 1940 Act.

(x)          Assuming the Initial Purchaser’s representations herein are true and accurate, it is not necessary in connection with the offer, sale or exchange and delivery of the Notes in the manner contemplated by this Agreement and each Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xi)         The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act. As of the Closing Date, the Notes will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States.

6

(xii)        At the time of execution and delivery of the Sale and Contribution Agreement, the Company owned the Loans to be conveyed by it on the Closing Date free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”) other than Liens permitted by the Transaction Documents and the Company had the power and authority to transfer such loans to the Trust Depositor. At the time of execution and delivery of the Sale and Servicing Agreement, the Trust Depositor owned the Loans to be conveyed by it on the Closing Date free and clear of all Liens other than Liens permitted by the Transaction Documents and the Trust Depositor had the power and authority to transfer such Loans to the Trust.

(xiii)       Upon the execution and delivery of the Transaction Documents, delivery to the Trust of the Loans and delivery to, or upon the order of, the Trust Depositor of the net proceeds of the Notes and the Certificate, the Trust will own the Loans conveyed to it on the Closing Date and the Trust Depositor will acquire title to the Certificate, in each case free of Liens except such Liens as may be permitted in the Transaction Documents. Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchaser for the Notes and delivery to the Initial Purchaser of the Notes, the Initial Purchaser will acquire title to the Notes, free and clear of Liens except such Liens as may be granted or created by the Initial Purchaser and those permitted in the Transaction Documents.

(xiv)      No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Notes by the Trust to the Initial Purchaser or the execution, delivery and performance by the Trust of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or blue sky laws in connection with the sale or exchange and delivery of the Notes in the manner contemplated herein.

(xv)       The Loans in all material respects have the characteristics described in the Time of Sale Information and the Final Memorandum.

(xvi)      Each of the representations and warranties of the Company, the Trust Depositor and the Trust set forth in each of the other Transaction Documents is true and correct in all material respects.

(xvii)     Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Company nor anyone acting on their behalf has, directly or indirectly (except to or through the Initial Purchaser), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Notes and neither the Company nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

7

(xviii)    Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale or exchange of the Notes in a manner that would require the registration under the Securities Act of the offering contemplated by each Memorandum or engaged in any form of general solicitation or general advertising in connection with the offering of the Notes.

(xix)       With respect to any Notes subject to the provisions of Regulation S of the Securities Act, the Company has not offered or sold such Notes during the Distribution Compliance Period to a person (other than the Initial Purchaser) who is within the United States or its possessions or to a United States person. For this purpose, the term “Distribution Compliance Period” is defined as such term is defined in Regulation S and the terms “United States or its possessions” and “United States person” are defined as such terms are defined for purposes of Treas. Reg. § 1.163-5(c)(2)(i)(D).

(xx)        Since the date of the latest audited financial statements of the Company, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, shareholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company to perform its obligations hereunder or under the other Transaction Documents.

(xxi)       The Notes, the Certificate and the Transaction Documents conform in all material respects to the descriptions thereof in the Final Memorandum.

(xxii)      Any taxes, fees, and other governmental charges in connection with the offering of the Notes, the execution and delivery of this Agreement and the other Transaction Documents, the execution, delivery and transfer of the Certificate and the execution, delivery, and sale or exchange of the Notes have been or will be paid at or before the Closing Date.

(xxiii)     None of the Company or any Person acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance, sale or exchange of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(xxiv)    No proceeds received by the Company, the Trust Depositor or the Trust in respect of the Notes will be used by the Company, the Trust Depositor or the Trust to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

8

(xxv)     (i) Each of the Company, the Trust and their respective ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a material adverse effect and (ii) no lien under Section 303(k) of ERISA or Section 430(k) of the Code exists on any of the Collateral. As used in this paragraph, the term “ERISA Affiliate” means, with respect to any Person, a corporation, trade or business that is, along with such Person, a member of a controlled group (as described in Section 414 of the Code or Section 4001 of ERISA).

(xxvi)    Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the State of Delaware.

(xxvii)   The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase or exchange any of the Notes (except as contemplated by this Agreement and the engagement letter (the “Engagement Letter”) dated February 27, 2013, between the Company and the Initial Purchaser).

(xxviii)    No event has occurred which, had the Notes already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event of default or such other similar term howsoever used or defined in any Transaction Document.

(xxix)      The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Note or to facilitate the sale or resale of the Notes.

(xxx)        (i) The purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby, none of the Company, the Trust Depositor or the Trust is relying on the Initial Purchaser as the financial advisor, agent (except to the extent provided in this Agreement) or fiduciary of the Company or any of its Affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchaser has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Company and the Trust Depositor acknowledge that the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Initial Purchaser has no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and is not relying on the Initial Purchaser for any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby.

9

(xxxi)      On and immediately after the Closing Date, each of the Company, the Trust Depositor and the Trust (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Time of Sale Information and the Final Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and any Person, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale or exchange of the Notes as contemplated by this Agreement, the Time of Sale Information and the Final Memorandum, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(xxxii)      The Company has provided a written representation (the “17g5 Representation”) to Moody’s Investors Service, Inc. (the “Hired NRSRO”), which satisfies the requirements of paragraph Rule 17g-5(a)(3)(iii) of the Exchange Act (“Rule 17g5”) and a copy of which has been delivered to the Initial Purchaser. The Company has complied with the representations, certifications and covenants made to the Hired NRSRO in connection with the 17g5 Representation.

(xxxiii)     The Company has not taken, nor will it take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Notes.

(xxxiv)      No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxv)      Each of the Company and the Trust Depositor represents and warrants that there are no contracts, agreements or understandings between the Trust and any person granting such person the right to require the Trust to file a registration statement under the Securities Act with respect to any Notes owned or to be owned by such person or to include any Notes in any securities registered pursuant to any registration statement filed by the Trust under the Securities Act.

10

(xxxvi)     No action has been taken by any governmental agency or body and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes or suspends the sale or exchange of the Notes in any jurisdiction; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company that would prevent or suspend the issuance, sale or exchange of the Notes, or the use of any of the Preliminary Memorandum, the Final Memorandum or the Additional Offering Materials in any jurisdiction; no action, suit or proceeding is pending against or, to the best of the knowledge of the Company, threatened against or affecting the Company before any court or arbitrator or any governmental body, agency or official, domestic or foreign, that could reasonably be expected to interfere with or adversely affect the issuance or exchange of the Notes or in any manner draw into question the validity of the Notes, any related agreement or this Agreement or any action taken or to be taken pursuant hereto or thereto.

Section 5.          Sale of the Notes to the Initial Purchaser.

The sale of the Notes to the Initial Purchaser will be made without registration of the Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(a)          The Company, the Initial Purchaser and the Trust Depositor hereby agree that the Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Company, the Initial Purchaser and the Trust Depositor will each reasonably believe at the time of the sale of the Notes by the Trust to the Initial Purchaser and the initial resale of the Notes by the Initial Purchaser (i) that either (A) each purchaser of the Notes is an institutional investor that is (1) a QIB who is a Qualified Purchaser purchasing for its own account (or for the accounts of QIBs who are Qualified Purchasers to whom notice has been given that the resale, pledge or other transfer is being made in reliance on Rule 144A) in transactions meeting the requirements of Rule 144A, or (2) an Institutional Accredited Investor who is a Qualified Purchaser who purchases for its own account or the account of other Institutional Accredited Investors that are not QIBs and provides the Initial Purchaser with a written certification in substantially the form of Exhibit D-1 to the Indenture, or (B) each purchaser that is a non-U.S. person is acquiring the Notes in an offshore transaction meeting the requirements of Regulation S and is a Qualified Purchaser, and (ii) that the offering of the Notes will be made in a manner that will enable the offer and sale of the Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Company, the Initial Purchaser and the Trust Depositor each further agrees not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Notes within the meaning of Section 4(2) of the Securities Act or (ii) offer, sell or exchange the Notes by (and represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Notes.

11

(b)          The Initial Purchaser hereby represents and warrants to and agrees with the Company, that (i) for resale purposes only, it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a Qualified Purchaser and (ii) it will offer the Notes only (A) to persons who it reasonably believes are QIBs who are Qualified Purchasers in transactions meeting the requirements of Rule 144A, (B) to institutional investors who it reasonably believes are Institutional Accredited Investors who are Qualified Purchasers or (C) to non-United States persons it reasonably believes are Qualified Purchasers in offshore transactions in accordance with Regulation S. The Initial Purchaser further agrees that (i) it will deliver to each purchaser of the Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented, (ii) prior to any sale of the Notes to an Institutional Accredited Investor who is a Qualified Purchaser that it does not reasonably believe is a QIB, it will receive from such Institutional Accredited Investor a written certification in substantially the form attached as Exhibit D-2 to the Indenture and (iii) prior to any sale of the Notes to an investor in a denomination of less than $250,000, it will receive an Initial Transferee Certification in the form agreed upon on the date hereof.

(c)          The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite limited liability company power to enter into this Agreement.

(d)          The Initial Purchaser hereby represents and agrees that all offers and sales of the Notes by it to non-United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, as contemplated in the Indenture) and only upon receipt of certification of beneficial ownership of the securities by a non-United States person in the form provided in the Indenture. For this purpose, the term “Distribution Compliance Period” is defined as such term is defined in Regulation S and the term “United States person” is defined as such term is defined for purposes of Treas. Reg. §1.163-5(c)(2)(i)(D).

(e)          The Initial Purchaser represents and agrees that (a) it has not delivered, and will not deliver, any Rating Information to the Hired NRSRO without the prior consent of a designated representative of the Company and (b) it has not participated, and will not participate, in any oral communication regarding Rating Information with the Hired NRSRO unless a designated representative from the Company consents to or participates in such communication; provided, however, that if an Initial Purchaser receives an oral communication from the Hired NRSRO, such Initial Purchaser is authorized to inform the Hired NRSRO that it will respond to the oral communication with a designated representative from the Company. For purposes of this paragraph, “Rating Information” means any information that could reasonably be determined to be relevant to: (i) determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)) or (ii) undertaking credit rating surveillance for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)).

12

Section 6.          Certain Agreements of the Company.

The Company covenants and agrees with the Initial Purchaser as follows:

(a)          If, at any time prior to the completion of distribution of the Notes (as determined by the Initial Purchaser), any event involving the Company shall occur as a result of which the Final Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Initial Purchaser and prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Memorandum that will correct such statement or omission. The Company will not at any time amend or supplement the Final Memorandum (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or (ii) in a manner to which the Initial Purchaser or its counsel shall object. The Initial Purchaser’s consent to or its delivery to prospective investors of such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 7 hereof. In the event that the Initial Purchaser shall incur any costs in connection with the reformation with a contract of sale with any investor that received the Time of Sale Information that contains an untrue statement of a material fact or failed to state a material fact necessary in order to the make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Trust Depositor jointly and severally agree to reimburse the Initial Purchaser for such costs, provided that the untrue statement or omission in the Time of Sale Information did not relate solely to Initial Purchaser Information (as defined below).

(b)          During the period referred to in Section 6(a), the Company will furnish to the Initial Purchaser, without charge, copies of the Final Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents and all amendments or supplements to such documents, in each case, as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time reasonably request.

(c)          During the period referred to in Section 6(a), the Company shall promptly prepare, upon the reasonable request of the Initial Purchaser, any amendments of or supplements to the Final Memorandum that in the opinion of the Initial Purchaser may be reasonably necessary to enable the Initial Purchaser to continue to sell the Notes, subject to the approval of the Initial Purchaser’s counsel.

13

(d)          At all times during the period referenced in Section 6(a), (i) the Company will make available to each offeree the Additional Offering Materials subject to such offeree's acceptance of the confidentiality requirements with respect thereto and such information concerning any other relevant matters as it or any of its affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by it or such affiliate, as applicable, (ii) the Company will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent it or any of its affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by it or such affiliate, as applicable), necessary to verify the accuracy of the information furnished to the offeree, (iii) the Company will not publish or disseminate any material in connection with the offering of the Notes except as contemplated herein or as consented to by the Initial Purchaser or in connection with the Company’s disclosure obligations under the Exchange Act, provided that no such disclosure under the Exchange Act would result in a requirement that the offering of the Notes be registered under §5 of the Securities Act, (iv) the Company will take such action as the Initial Purchaser may reasonably request to obtain an exemption from registration requirements or to qualify the Notes for offering and sale under the state securities laws of such jurisdictions in the United States of America, its territories and possessions, as the Initial Purchaser may request; (v) the Company will advise the Initial Purchaser promptly of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering, sale or exchange of the Notes, (vi) the Company will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering, sale or exchange of the Notes, and (vii) the Company will advise the Initial Purchaser of the suspension of the qualification of the Notes for offering, sale or exchange in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(e)          The Company will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest in a Note, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of a Note or interest therein who is a QIB and a Qualified Purchaser designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Trust is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(f)          Except as otherwise provided in the Indenture, each Note will contain a legend to the effect set forth in the Final Memorandum.

(g)          The Trust Depositor and the Company agree that no future offer and sale of Notes of the Trust will be made if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer and sale would require the registration under the Securities Act of the offering contemplated by the Time of Sale Information and the Final Memorandum.

(h)          None of the Company, the Trust Depositor nor the Trust will take or permit, or cause any of their affiliates to take, any action whatsoever which would have the effect of requiring the registration under the Securities Act of the offering or sale of the Notes contemplated by the Time of Sale Information and the Final Memorandum. The Company or the Trust Depositor will cause the filing of such statements and reports as may be required under the Securities Act or the Exchange Act.

14

(i)          Neither the Company nor any of its affiliates or any other Person acting on their behalf shall engage, in connection with the offer and sale or exchange of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to, the following:

(i)          any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

(ii)         any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(j)          None of the Company or any Person acting on its behalf shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and each Person acting on its behalf shall comply with the applicable offering restrictions requirements of Regulation S.

(k)          The Company shall not solicit any offer to buy from or offer to sell or sell to any Person any Notes, except through the Initial Purchaser or with the consent of the Initial Purchaser and/or as otherwise specified in the Indenture at any time prior to the Closing Date; on or prior to the Closing Date, the Company shall not publish or disseminate any material other than the Additional Offering Materials consented to by the Initial Purchaser, the Time of Sale Information and the Final Memorandum in connection with the offer or sale of the Notes as contemplated by this Agreement, unless the Initial Purchaser shall have consented to the use thereof; if the Company makes any press release including “tombstone” announcements, in connection with the Transaction Documents, it shall permit the Initial Purchaser to review and approve such release in advance.

(l)          The Company shall not take, or permit or cause any of its affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act, of the offer, sale or exchange of the Notes contemplated by the Time of Sale Information or the Final Memorandum.

(m)          The Company shall not solicit any offer to buy from or offer to sell to any Person any Notes, except through the Initial Purchaser.

(n)          The Company shall not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Note to facilitate the sale, resale or exchange of the Notes.

(o)          The Company shall cooperate with the Initial Purchaser and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”) other than any Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser, but that is not a QIB, which shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination.

15

(p)          The Company shall apply the net proceeds from the sale of the Notes as set forth in the Final Memorandum under the heading “Use of Proceeds”.

(q)          So long as any of the Notes are outstanding, the Company or the Trust Depositor, as applicable, will furnish to the Initial Purchaser, by first-class mail, facsimile, email or such other method of delivery agreed to in writing by the Initial Purchaser, as soon as practicable: (i) all documents required to be distributed to the Holders of Notes; (ii) annual statements of compliance, annual independent certified public accountants’ reports (so long as the Initial Purchaser has executed an acknowledgment letter in favor of such accountants) and annual opinions of counsel furnished to the Trustee or the Owner Trustee pursuant to the Transaction Documents, following the date as such statements, reports and opinions are furnished to the Trustee or the Owner Trustee, as the case may be and (iii) from time to time, such other information concerning the Company, the Trust Depositor, the Trust, the Notes or the Certificate as the Initial Purchaser may reasonably request.

(r)          The Company will extend to all prospective investors the opportunity to ask questions of, and receive answers from, the Company concerning the Notes and the terms and conditions of the offering thereof and to obtain such information as such prospective investors may consider necessary in making an informed investment decision or to verify the accuracy of the information set forth in the Memoranda, to the extent the Company possesses the same or can acquire it without unreasonable effort or expense, provided that the Company shall be under no obligation to divulge information that is proprietary or confidential.

Section 7.          Conditions of the Initial Purchaser Obligations.

The obligation of the Initial Purchaser to purchase the Notes on the Closing Date will be subject to the accuracy, in all material respects, of the representations and warranties of the Company herein and the other Transaction Documents, to the performance, in all material respects, by the Company of its obligations hereunder and the other Transaction Documents and to the following additional conditions precedent:

(a)          The Company shall have obtained all governmental authorizations (if any) required in connection with the issuance and sale or exchange of the Notes and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party.

(b)          The Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the Required Loan Documents in respect of the Loans shall have been delivered to the Trustee pursuant to and as required by the Sale and Servicing Agreement.

16

(c)          The Initial Purchaser shall have received a certificate, dated as of the Closing Date, of the President, Chief Executive Officer, Chief Financial Officer, Treasurer or any duly authorized officer of the Company to the effect that such officer has carefully examined this Agreement, the Final Memorandum and the Transaction Documents and that, to the best of such officer’s knowledge (i) since the date information is given in the Final Memorandum, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or the ability of the Company, the Trust Depositor or the Trust to perform its obligations hereunder or under the Transaction Documents or in the characteristics of the Loans except as contemplated by the Final Memorandum, (ii) the representations and warranties of the Company as set forth herein are true and correct in all material respects as of the Closing Date, as though such representations and warranties had been made on and as of such date, (iii) each of the Company, the Trust Depositor and the Trust has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder, under the other Transaction Documents, at or prior to the Closing Date, (iv) the representations and warranties of the Company, the Trust Depositor and the Trust in the other Transaction Documents are true and correct in all material respects, as of the Closing Date, as though such representations and warranties had been made on and as of such date, and (v) nothing has come to the attention of such officer that would lead such officer to believe that (A) the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Final Memorandum, as of its date and as of the Closing Date, or any Additional Offering Material, as of its respective date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)          The Notes shall have been rated no less than “A2 (sf)” by the Hired NRSRO, such rating shall not have been rescinded, and no public announcement shall have been made by Hired NRSRO that any rating of the Notes has been placed under review.

(e)          McGladrey LLP shall have furnished to the Initial Purchaser “agreed upon procedures” letters, dated the date of delivery thereof, in form and substance satisfactory to the Initial Purchaser, with respect to certain financial and statistical information contained in the static pool reports, the Preliminary Memorandum and the Final Memorandum.

(f)          The Initial Purchaser shall have received an opinion, dated the Closing Date, of Chapman and Cutler LLP counsel to the Trustee, in form and substance satisfactory to the Initial Purchaser.

(g)          The Initial Purchaser shall have received legal opinions of Dechert LLP, counsel to the Company, the Trust Depositor and the Trust, (i) with respect to certain corporate, enforceability, federal tax, security interest, securities law and investment company matters, in form and substance satisfactory to the Initial Purchaser, (ii) with respect to certain “true sale” issues in form and substance satisfactory to the Initial Purchaser and (iii) with respect to certain “non-consolidation” issues in form and substance satisfactory to the Initial Purchaser.

17

Dechert LLP shall also provide a customary “negative assurances” letter, dated as of the Closing Date, addressed to the Initial Purchaser and in form and substance reasonably satisfactory to its counsel, containing customary exceptions and limitations, to the effect that such counsel has no reason to believe that the Preliminary Memorandum, at the Time of Sale, or the Final Memorandum, as of its date and on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other information of a statistical, accounting or financial nature included in the Memoranda).

(h)          The Initial Purchaser shall have received opinions of Richards, Layton & Finger, P.A., counsel to the Owner Trustee and special Delaware counsel to the Trust Depositor and the Trust, with respect to (i) certain corporate and enforceability matters regarding the Owner Trustee, (ii) certain Delaware limited liability company matters, (iii) certain Delaware statutory trust matters, (iv) certain corporate, perfection and priority issues and (v) whether Delaware law, and not federal law, would govern the determination of what persons or entities have the authority to file a voluntary bankruptcy petition on behalf of the Trust Depositor, in each case, in form and substance satisfactory to the Initial Purchaser.

(i)          The Initial Purchaser shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated the Closing Date, in customary form.

(j)          The Initial Purchaser shall have received from the Owner Trustee, a certificate signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, in customary form.

(k)          The Company shall have furnished to the Initial Purchaser and its counsel such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement, the other Transaction Documents and all documents incidental hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

(l)          The Trust shall have (or shall cause to be) delivered to DTC (or an approved custodian therefor) the Notes (other than the Notes issued to Institutional Accredited Investors), in each case in global form and as described in Section 3(b) above, duly executed by the Trust and authenticated by the Indenture Trustee. The Trust shall have issued the Certificate.

(m)          The Trust shall have executed and delivered to the DTC a standard “letter of representations” sufficient to cause DTC to qualify the Notes issued in global form for inclusion in DTC’s book-entry registration and transfer system.

18

(n)          Each of the Collection Account, the Lockbox Account, the Distribution Account and the Reserve Account shall have been established in accordance with the terms of the Transaction Documents.

(o)          All other documents incidental hereto, to the other Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Notes. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile confirmed in writing.

Section 8.          Indemnification and Contribution.

(a)          The Company, the Trust Depositor and the Trust, jointly and severally, shall indemnify and hold harmless the Initial Purchaser (whether acting as Initial Purchaser or as placement agent with respect to any of the Notes), its affiliates, officers, directors, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and the affiliates of the Initial Purchaser from and against any loss, claim, damage, liability or expense, joint or several, and any action in respect thereof, to which any indemnified party may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability, expense or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (or any amendment or supplement thereto), any Additional Offering Materials, the Time of Sale Information or arises out of, or is based upon, (i) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law; and shall reimburse any such indemnified party for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability, expense or action; provided, however, that the indemnifying parties shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information, any Memorandum or any Additional Offering Materials in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser referenced in the last sentence of this Section 8(a); provided, further, that the foregoing indemnity shall not inure to the benefit of any indemnified party from whom the person asserting any such loss, claim, damage, liability or expense purchased the Notes which are the subject thereof if the indemnified party sold Notes to or placed Notes with the person alleging such loss, claim, damage or liability without sending or giving a copy of the Time of Sale Information at or prior to the confirmation of the sale of the Notes, if the Company shall have previously furnished copies thereof to such indemnified party and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the Preliminary Memorandum which was corrected in the Time of Sale Information. The foregoing indemnity is in addition to any liability that the indemnifying parties may otherwise have to any indemnified party. The indemnifying parties acknowledge that the statements set forth in the Initial Purchaser Information (as defined herein) constitute the only written information furnished to the Company by or on behalf of the indemnified parties specifically for inclusion in the Time of Sale Information, any Memorandum or any Additional Offering Materials. “Initial Purchaser Information” shall mean the information appearing in the Preliminary Memorandum and the Final Memorandum under the caption: “Plan of Distribution” (but solely with respect to statements in the second paragraph relating to the Initial Purchaser under such caption).

19

(b)          Guggenheim Securities, LLC agrees to indemnify and hold harmless the Company, the Trust Depositor and the Trust, the partners, directors, officers, employees and agents, and each person, if any, who controls the Company, the Trust Depositor and the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, or actions in respect thereof, caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, Final Memorandum or any Additional Offering Materials (or in any amendment or supplement thereto) or caused by or arising out of any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent such losses, claims, damages or liabilities are caused by or arise out of any untrue statement or omission based upon information furnished in writing to the Company, the Trust Depositor and the Trust by Guggenheim Securities, LLC and set forth in the Initial Purchaser Information.

20

(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the claim or commencement of that action, provided, however, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party under this Section 8, except to the extent that such indemnifying party has been materially prejudiced by such failure and, provided, further, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify an indemnifying party thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from any such indemnifying party or parties to the indemnified party or parties of its or their election to assume the defense of such claim or action, any such indemnifying party or parties shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense thereof; provided that the indemnified party seeking such indemnity shall have the right to employ counsel to represent it and any other indemnified party who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by an indemnified party against an indemnifying party under this Section 8, if (i) in the reasonable judgment of such indemnified party, there may be legal defenses available to it and any other indemnified party different from or in addition to those available to the indemnifying party, or there is a conflict of interest between it and any other indemnified party, on one hand, and the indemnifying party, on the other, or (ii) the indemnifying party shall fail to select counsel reasonably satisfactory to such indemnified party or parties, and in such event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties (together with local counsel (in each jurisdiction)) in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

21

(d)          If the indemnification provided for in Section 8 shall for any reason be unavailable to an indemnified party under subsection 8(a) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Trust Depositor and the Trust, on the one hand (without duplication), and the Initial Purchaser, on the other, from the offering and sale of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Trust Depositor and the Trust, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Trust Depositor and the Trust, on the one hand (without duplication), and the Initial Purchaser, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering and sale or exchange of the Notes (before deducting expenses) received by the Company, the Trust Depositor and the Trust bear (without duplication) to the total fees actually received by the Initial Purchaser with respect to such offering and sale. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust Depositor, the Trust or by the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust Depositor, the Trust and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection 8(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 8(c) shall be deemed to include, for purposes of this subsection 8(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with the Notes purchased by it exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The indemnity agreements contained in this Section 8 shall survive the delivery of the Notes, and the provisions of this Section 8 (which shall at all times be effective and shall survive any termination of this Agreement) shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

22

Section 9.          Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally in the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or any setting of minimum prices for trading on such exchange shall have occurred, (ii) there shall have been, since the respective dates as of which information is given in the Time of Sale Information or the Final Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Loans) or the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either U.S. federal or New York State authorities, (iv) there shall have occurred any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war any other major act of terrorism involving the United States, or other substantial national or international calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated by each Memorandum as amended or supplemented or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the reasonable judgment of the Initial Purchaser is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Notes in the manner and on the terms described in the Memoranda or to enforce contracts for the sale of securities; (v) any federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted or published or promulgated which, in the reasonable judgment of the Initial Purchaser, materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company; (vi) any material disruption in securities settlement, payment or clearance services shall have occurred in the United States or (vii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character which may reasonably be expected to materially interfere with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

Any termination of this Agreement pursuant to this Section 9 shall be without liability or any further obligation of any party to any other party except for (i) the indemnity provided in Section 8 (which shall at all times be effective and shall survive any termination of this Agreement) and (ii) any liability (including the obligation to reimburse the expenses of the Initial Purchaser pursuant to Section 2(b) hereof) arising in connection with the transactions contemplated by this Agreement that arise before such termination.

Section 10.         Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11.         Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to Guggenheim Securities, LLC, 135 East 57th Street,
New York, New York 10022; or if sent to the Company or the Trust Depositor will be delivered to such party c/o Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, Connecticut 06032, Telephone: (860) 676-8654, or at any other address previously furnished in writing to the Trustee by the Company.

23

Section 12.         Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company, the Trust Depositor, the Trust and their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect (in the case of the Company, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Initial Purchaser, the Company, the Trust Depositor, the Trust or indemnified party or any officer, director, employee or controlling person of the Initial Purchaser, the Company, the Trust Depositor, the Trust or indemnified party), regardless of the completion of the arrangements for the purchase and issuance of the Notes or any investigation made by or on behalf of the Initial Purchaser, the Company, the Trust Depositor, the Trust or indemnified party. The provisions of Sections (2)(b), 8, 14, 16 and 17 of this Agreement shall survive the termination or cancellation of this Agreement.

Section 13.         Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and each indemnified party referred to in Section 8 of this Agreement and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 14.         Applicable Law.

(a)          THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b)          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

(c)          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

24

Section 15.         Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, modified, changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 16.         Limitation of Liability.

Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered on behalf of the Trust by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust, National Association or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document the Owner Trustee and Wilmington Trust, National Association, shall be entitled to the benefits of the Trust Agreement. The provisions of this Section 16 shall survive any termination of this Agreement.

Section 17.         No Petition; Limited Recourse.

(a)          The Initial Purchaser covenants and agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of the Notes rated by Hired NRSRO, it will not institute against the Trust or the Trust Depositor or join any other Person in instituting against the Trust or the Trust Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b)          Notwithstanding anything to the contrary herein, the obligations of the Trust hereunder are limited recourse obligations of the Trust payable solely from the Collateral securing the Notes and all other assets of the Trust and following the exhaustion of such Collateral and such other assets, any claims of the Initial Purchaser hereunder against the Trust shall be extinguished. All payments by the Trust to the Initial Purchaser hereunder shall be made subject to and in accordance with the Priority of Payments set forth in Section 7.05 of the Sale and Servicing Agreement.

25

Section 18.         USA Patriot Act Notice. The Initial Purchaser hereby notifies the Company, the Trust Depositor and the Trust that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, the Trust Depositor and the Trust, such information includes the name and address of each of the Company, the Trust Depositor and the Trust and other information that will allow the Initial Purchaser to identify each other party in accordance with the Patriot Act.

Section 19.         Arm’s-Length Transaction; Other Transactions.

(a)          Each of the Company and the Trust Depositor acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Trust, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not an agent or fiduciary of the Trust, the Company or the Trust Depositor or any of their respective equity holders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Trust, the Company or the Trust Depositor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising any of the Trust, the Company or the Trust Depositor on other matters) and the Initial Purchaser has no obligation to any of the Trust, the Company or the Trust Depositor with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Trust, the Company and the Trust Depositor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)          Each of the Company, the Trust Depositor and the Trust acknowledges and agrees that the Initial Purchaser and its Affiliates may presently have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, the Trust Depositor and the Trust, which parties may have interests with respect to the purchase and sale or exchange of the Notes. Although the Initial Purchaser in the course of such other relationships may acquire information about the purchase and sale or exchange of the Notes, potential purchasers of the Notes or such other parties, the Initial Purchaser shall not have any obligation to disclose such information to any of the Company, the Trust Depositor or the Trust. Furthermore, each of the Company, the Trust Depositor and the Trust acknowledges that the Initial Purchaser may have fiduciary or other relationships whereby the Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of any of the Company, the Trust Depositor or the Trust or their respective Affiliates or of potential purchasers. Each of the Company, the Trust Depositor and the Trust acknowledges that the Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to its relationship to the Company, the Trust Depositor or the Trust hereunder.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

26

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust Depositor, the Trust and the Initial Purchaser.

Very truly yours,

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

HORIZON FUNDING 2013-1 LLC

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

HORIZON Funding Trust 2013-1

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Rachel L. Simpson
Name:	Rachel L. Simpson
Title:	Assistant Vice President

Horizon Funding Trust 2013-1

Note Purchase Agreement

S-1

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

GUGGENHEIM SECURITIES, LLC
as the Initial Purchaser

By:	/s/ Paul Friedman
Name:	Paul Friedman
Title:	Chief Operating Officer

Horizon Funding Trust 2013-1

Note Purchase Agreement

S-2

SCHEDULE I

Principal Amount
$90,000,000

SCHEDULE II

TIME OF SALE INFORMATION

Horizon Funding Trust 2013-1 **Priced** IAI/144A/Reg S

Note Type	SIZE	RATING	COUPON	PRICE
Rule 144A	$90,000,000	A2 (sf)	3.00%	100%
IAI	$0	A2 (sf)	3.00%	100%
Reg S	$0	A2 (sf)	3.00%	100%